Exhibit 99.1

American Society of Hematology (ASH) Annual Meeting:  San Francisco, California; December 6 - 9, 2014

Title	Presenting Author	Presentation Date/Time
Ibrutinib, Single Agent or in Combination with Dexamethasone, in Patients with Relapsed/Refractory Multiple Myeloma (MM): Preliminary Phase 2 Results	Dr. Vij	Session Name: Myeloma: Therapy, excluding Transplantation I Date: Saturday, December 6, 2014 Presentation Time: 12:00 p.m. PT Location: West Building, 2001-2003-2014-2016
Complex Karyotype, Rather Than del(17p) Is Associated with Inferior Outcomes in Relapsed or Refractory CLL Patients Treated with Ibrutinib-Based Regimens	Dr. Thompson	Session Name: CLL: Therapy, excluding Transplantation: Phase 3 Trials and More Date: Saturday, December 6, 2014 Presentation Time: 12:45 p.m. PT Location: South Building, Gateway Ballroom 104
Mutational Analysis of Patients with Primary Resistance to Single-Agent Ibrutinib in Relapsed or Refractory Mantle Cell Lymphoma (MCL)	Dr. Balasubramanian	Session Name: Non-Hodgkin Lymphoma: Biology, excluding Therapy: Genomic Date: Sunday, December 7, 2014 Presentation Time: 1:15 p.m. PT Location: South Building, Gateway Ballroom 104
Functional evidence using deuterated water labeling that the Bruton tyrosine kinase inhibitor ibrutinib inhibits leukemia cell proliferation and trafficking and promotes leukemia cell death in patients with chronic lymphocytic leukemia and small lymphocytic lymphoma
	Dr. Burger	Session Name: CLL: Therapy, excluding Transplantation: Novel Therapies Date: Monday, December 8, 2014 Presentation Time: 7:15 a.m. PT Location: West Building, 3001-3003-3014-3016
Efficacy and Safety of Ibrutinib in Patients with Relapsed or Refractory Chronic Lymphocytic Leukemia or Small Lymphocytic Leukemia with 17p Deletion: Results from the Phase II RESONATE™-17 Trial	Dr. O’Brien	Session Name: CLL: Therapy, excluding Transplantation: Novel Therapies Date: Monday, December 8, 2014 Presentation Time: 7:30 a.m. PT Location: West Building, 3001-3003-3014-3016
Combination Of Ibrutinib and BCL-2 or SYK Inhibitors In Ibrutinib Resistant ABC-Subtype Of Diffuse Large B-Cell Lymphoma	Dr. Kuo	Session Name: Lymphoma: Pre-Clinical – Chemotherapy and Biologic Agents Date: Monday, December 8, 2014 Presentation Time: 2:45 p.m. PT Location: West Building, 2005-2007-2018-2020
Ibrutinib and Rituximab are an Efficacious and Safe Combination in Relapsed Mantle Cell Lymphoma: Preliminary Results from a Phase II Clinical Trial	Dr. Wang
Session Name:  Lymphoma: Therapy with Biologic Agents, excluding Pre-Clinical Models: Aggressive NHL
Date:  Monday, December 8, 2014
Presentation Time:  5:00 p.m. PT
Location:  South Building, Esplanade 304-306-308

Ibrutinib Monotherapy in Relapsed/Refractory Follicular Lymphoma (FL): Preliminary Results of a Phase 2 Consortium (P2C) Trial	Dr. Bartlett
Session Name:  Lymphoma: Therapy with Biologic Agents, excluding Pre-Clinical Models: Indolent B-cell NHL and T-cell NHL
Date:  Tuesday, December 9, 2014
Presentation Time:  7:45 a.m. PT
Location:  West Building, 2005-2007-2018-2020